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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-A

                  GENERAL FORM FOR REGISTRATION OF SECURITIES

                      Pursuant to Section 12(b) or (g) of
                      The Securities Exchange Act of 1934

                                 TUBOSCOPE INC.
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             (exact name of registrant as specified in its charter)


               Delaware                                  76-0252850
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    (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                Identification Number)

           2835 Holmes Road
            Houston, Texas                               77051-1023
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(Address of principal executive offices)                 (Zip Code)



Securities to be registered pursuant to Section 12(b) of the Act:

             Title of each class                  Name of each exchange on which
             to be so registered                  each class is to be registered
             -------------------                  ------------------------------
    Common Stock, par value $.01 per share            New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.   Description of Registrant's Securities to be Registered.
          --------------------------------------------------------

          This registration statement relates to the registration with the Securities and Exchange Commission of shares of Common Stock, par value $.01 per share ("Common Stock") of Tuboscope Inc., a Delaware corporation (the "Registrant"). The description of the Common Stock to be registered hereunder is set forth under the caption "Description of Tuboscope Capital Stock -- Tuboscope Common Stock" in Registrant's Proxy Statement/Prospectus, dated March 22, 1996, filed on Schedule 14A March 25, 1996 (SEC File No. 0-18312), and is incorporated herein by reference.


Item 2.   Exhibits
          --------

  In accordance with Instruction II of the Instructions as to Exhibits for registration statements on Form 8-A, the documents listed below have been filed with the New York Stock Exchange pursuant to the Registrant's application for listing of its Common Stock thereon.

EXHIBIT NO.
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    1.      Annual Report on Form 10-K for the year ended December 31, 1996.

    2.      Company's 1996 Annual Report to Shareholders.

    3. Current Report on Form 8-K filed with the Securities and Exchange Commission (the "Commission") on March 19, 1997 as amended by Amendement No. 1 on Form 8-K/A filed with the Commission on May 2, 1997 and incorporated herein by reference.

    4.      Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

    5.      Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

    6. Proxy Statement, dated April 15, relating to the Annual Meeting of Shareholders held on May 19, 1997.

    7.      Specimen of Certificate representing Registrant's Common Stock.

    8.      Amended and Restated Articles of Incorporation.

    9.      Form of Bylaws of Registrant.


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                                   SIGNATURES

          Pursuant to the requirements of Section 12 of the Securities Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Date:  August 12, 1997                TUBOSCOPE INC.


                                       By: /s/ JAMES F. MARONEY, III
                                          --------------------------
                                               James F. Maroney, III
                                               Secretary


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